ASSIGNMENT OF CLAIM
1. Identification of the parties:
Seller: Potomac Electric Power Company 701 Ninth Street, N.W., Suite 1100 Washington, D.C. 20068 Attn: Tony Kamerick Tel: 202-872-2282 Fax: 202-872-3281 e-mail: kgalmquist@pepco.com	Buyer: DEUTSCHE BANK SECURITIES, INC. 60 Wall Street, 3rd Floor New York, NY 10005 Attn: Richard Vichaidith Tel: 212-250-5760 Fax: 212-797-8770 e-mail: richard.vichaidith@db.com

2.          Seller, its successors and assigns, for good and valuable consideration, the sufficiency of which is hereby acknowledged in the amount set forth in Exhibit A hereto (the "Payment"), does hereby absolutely and unconditionally sell, transfer and assign unto Buyer, its successors and assigns, all of Seller's rights, title and interest in and to the two claims in the aggregate principal amount of $105,000,000.00, as reflected in Proof of Claim Nos. 6483 and 6484 (collectively, the "Claim") against each of Mirant Corporation and Mirant Americas Energy Marketing, LP (collectively, the "Debtor"), two of the debtors-in-possession in the chapter 11 reorganization case, Case No. 03-46590 (DML) (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"), as allowed by the Bankruptcy Court's Order Granting Debtors' Motion for Approval of (1) Settlement Agreement Under Federal Rule of Bankruptcy Procedure 9019, (2) Allowed, Prepetition General Unsecured Claims by Pepco in the Amount of $105 Million Against Each of Mirant and MAEM, and (3) Assumption of Certain Transition Power Agreements, entered November 19, 2003 (the "Order"), including, without limitation, all of Seller's rights to receive distributions on the Claim in connection with the Case. Buyer shall make Payment by wire transfer to Seller in accordance with the instructions set forth in Exhibit A on or prior to 2:00 p.m. (eastern) on December 23, 2005. This Agreement shall not be effective until the Payment is received by Seller.

3.          Seller further represents and warrants that: (a) the Claim is an allowed, valid, liquidated and undisputed and non-contingent claim in at least the amount of $105,000,000.00 against the Debtor; (b) the Claim is not subject to any defense, claim or right of setoff, reduction, impairment, avoidance, disallowance, subordination or preference action, in whole or in part, whether on contractual, legal or equitable grounds, that have been or may be asserted by or on behalf of the Debtor or any other party to reduce the amount of the Claim or affect its validity, priority or enforceability; (c) this Assignment of Claim (this "Agreement") has been duly authorized, executed and delivered by Seller and Seller has the requisite power and authority to execute, deliver and perform this Agreement; (d) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of this Agreement by Seller; (e) this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms; (f) the Claim is not subject to any factoring agreement; (g) Seller owns and has and is hereby selling to Buyer good and sole legal and beneficial title to the Claim free and clear of any and all liens, security interests, encumbrances or claims of any kind or nature whatsoever; (g) no payment or other distribution has been received by Seller, or by any third party on behalf of Seller, in full or partial satisfaction of, or in connection with, the Claim; (h) no portion of the Claim has been sold, assigned or pledged to any third party in whole or in part; (i) Seller has not engaged, and will not engage, in any acts or conduct that might result in Buyer receiving in respect of the Claim proportionately less payments or distributions or less favorable treatment than other general unsecured creditors of the Debtor; (j) true and complete copies of the Order and other documents evidencing or relating to the Claim are annexed hereto as exhibits or will be maintained in good condition by Seller until the Bankruptcy Court enters a final decree closing the Case and will be delivered to Buyer upon Buyer's request. Buyer represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by Buyer and Buyer has the requisite power and authority to execute, deliver and perform this Agreement; (b) no consent, approval, filing or corporate, partnership or other action is required as a condition to, or otherwise in connection with, the execution, delivery and performance of this Agreement by Buyer; and (c) this Agreement constitutes the valid, legal and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4.          In the event all or any part of the Claim is either (a) impaired by the commencement of any action or proceeding or (b) offset, disallowed, subordinated, or otherwise impaired, in whole or in part, in the Case for any reason whatsoever, including, without limitation, pursuant to an order of the Bankruptcy Court (whether or not such order is appealed) (collectively, an "Impairment") or in the event an order is entered in the Bankruptcy Court disapproving the transfer of the Claim, or in the event that the Bankruptcy Court does not substitute Buyer for Seller, Seller agrees to immediately repay, upon demand of Buyer, the consideration paid by Buyer hereunder. Should all or any portion of the Claim be subject to an Impairment, this Agreement shall be null and void only to the extent of the Impaired portion of the Claim.

5.          Seller agrees that in the event Seller shall receive any payments or distributions or notices with respect to or relating to the Claim after the date hereof, Seller shall accept the same as Buyer's agent and shall hold the same in trust on behalf of and for the sole benefit of Buyer, and shall promptly deliver the same forthwith to Buyer in the same form received (free of any withholding, set-off, claim or deduction of any kind), within 5 business days in the case of cash ("Cash Distribution") and within fifteen (15) business days in the case of securities, which are in good deliverable form, with the endorsement of Seller when necessary or appropriate. In the event Seller fails to deliver the Cash Distribution to Buyer within 5 business days of Seller's receipt, Seller shall be obligated to pay Buyer interest on the Cash Distribution at 10% per annum, from the date of Seller's receipt to the date of Buyer's receipt. In the event Buyer fails to pay the Payment in accordance with the terms of this Agreement within 2 days of the date of this Agreement, Buyer shall, on Seller's demand pay Seller liquidated damages in an amount equal to the Purchase Price paid hereunder and Seller's costs and expenses (including, without limitation, attorneys' fees and expenses) relating to this Agreement or the Claim, plus interest on the Payment at 10%.

6.          Seller is aware that the consideration being paid by Buyer hereunder may differ both in kind and amount from the amount ultimately distributed with respect to the Claim pursuant to any plan of reorganization which is confirmed for the Debtor. Seller represents that it has adequate information concerning the financial condition of the Debtor and the Case to make an informed decision regarding the sale of the Claim and that it has independently and without reliance on Buyer, and based on such information as Seller has deemed appropriate, made its own decision to enter into this Agreement. Seller is aware that information which may be pertinent to Seller's decision to transfer the Claim is available to Seller and can be obtained from the Bankruptcy Court's files. Seller further represents that it is not and has never been an "insider" of the Debtor (as defined in Section 101(31) of the Bankruptcy Code) or a member of any official or unofficial committee in respect of the Case.

7.          Seller acknowledges that: (a) Buyer currently may have, and later may come into possession of, information relating to the Debtor that is not known to Seller and that such information may be material to Seller's decision to assign the Claim to Buyer ("Seller Excluded Information"); (b) Seller has determined to assign the Claim notwithstanding its lack of knowledge of the Seller Excluded Information; and (c) Buyer shall have no liability to Seller, and Seller waives and releases any claims that it might have against Buyer with respect to the non-disclosure of the Seller Excluded Information. Buyer does not assume and shall not be responsible for any obligations or liabilities of Seller related to or in connection with the Claim or the Case.

8.          Seller hereby irrevocably appoints Buyer with full power of substitution as its true and lawful attorney and authorizes Buyer to act in Seller's name, place and stead, to demand, sue for, compromise and recover all such sums of money which now are, or may hereafter become due and payable for, or on account of the Claim herein assigned. Seller grants unto Buyer full authority to: (a) do all things necessary to enforce the Claim and Seller's rights thereunder or related thereto pursuant to this Agreement; (b) agree to less favorable treatment for the Claim than other similarly situated claims; and (c) agree with the Debtor to allow the Claim in a lesser amount than the Proof of Claim Amount. Seller agrees that the powers granted by this paragraph are discretionary in nature and exercisable at the sole option of Buyer. Seller agrees to execute, acknowledge and deliver all such further certificates, instruments and other documents, and to take all such further action as may be necessary or appropriate to effect assignment of the Claim and all interests therein to Buyer, to cooperate with and assist Buyer in enforcing the Claim and to otherwise effectuate the intent of this Agreement. Seller agrees that Buyer may sell, transfer, assign or grant a participation in the Claim, or any portion thereof, together with all right, title and interest of Buyer and all obligations of Buyer in and to this Agreement (the purchaser of transferee of the Claim from the Buyer is defined as the "Beneficial Owner").

9.          Seller agrees to indemnify Buyer from all losses, damages and liabilities, including attorneys' fees and expenses, which result from Seller's breach of any representation, warranty or covenant set forth herein, or any Impairment of the Claim, including, but not limited to, any action, proceeding, objection or investigation relating to any attempt or threatened attempt to avoid, disallow, reduce, subordinate or otherwise impair the Claim or otherwise delay payments or distributions in respect of the Claim. Buyer does not assume and shall not be responsible for any obligations or liabilities of Seller related to or in connection with the Claim or the Case. In the event Seller has sold or assigned the Claim or any portion thereof to any other person or entity, Seller shall, immediately upon demand by Buyer, pay Buyer liquidated damages in an amount equal to the amount of the Claims subject to the Impairment multiplied by the Purchase Rate, plus interest thereon at 10% per annum from the date the Payment is received by Seller; provided, however, that this liquidated damages provision shall expire, and be of no force or effect, after Buyer receives all payments or distributions due on the Claim under the Debtor's plan of reorganization. Buyer agrees to indemnify Seller from all losses, damages and liabilities, including attorneys' fees and expenses, which result from Buyer's breach of any representation, warranty or covenant set forth herein.

10.          This Agreement shall inure to the benefit of the parties hereto and their successors and permitted assigns and shall be binding upon the parties hereto and their successors and assigns. This Agreement is solely for the benefit of Seller and Buyer and their successors and permitted assigns and nothing contained in this Agreement shall be deemed to confer upon anyone other than Seller and Buyer and their successors and permitted assigns any right to insist upon or enforce the performance or observance of any of the rights and obligations set forth herein.

11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.
12. This Agreement supersedes any previous contract or agreement between Buyer and Seller and constitutes the entire understanding between the parties.

13.          This Agreement may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

14.          The document attached hereto ("Exhibit B") and incorporated herein by reference shall be filed by Buyer with the Bankruptcy Court as evidence of this transfer. Seller grants Buyer the right to: (a) make any corrections to the Exhibit B necessary or appropriate to effect assignment of the Claim; and (b) execute other evidences of transfer, as Seller's attorney-in-fact, that may be necessary to transfer other proofs of claim filed by Seller in the Case. Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the Bankruptcy Rules, and stipulates that an order may be entered recognizing this assignment of claim as an unconditional assignment and the Buyer herein as the valid owner of the Claim.

**Signatures on following page**

IN WITNESS WHEREOF, the undersigned has duly executed this Assignment of Claim by its duly authorized representative dated December __, 2005.
POTOMAC ELECTRIC POWER COMPANY		DEUTSCHE BANK SECURITIES, INC.
By:	____________________________________ Name: Title:	By:	____________________________________ Name: Title:
DEUTSCHE BANK SECURITIES, INC.
		By:	____________________________________ Name: Title:

EXHIBIT A
PURCHASE PRICE PAID TO SELLER
Upon settlement of this transaction, payment of the Consideration shall be made as follows:

Claim:	$105,000,000.00
x Purchase Rate:	%
plus interest at ___% per annum ---------------------------------------
Consideration:	$______________ =======================
SELLER'S WIRE INSTRUCTIONS:
[PLEASE PROVIDE]

EXHIBIT B
EVIDENCE OF TRANSFER OF CLAIM
TO:	United States Bankruptcy Court for the Northern District of Texas ("Bankruptcy Court") 501 W. Tenth Street Ft. Worth, Texas 76102-3643 Attn: Clerk
AND TO:	MIRANT CORPORATION AND MIRANT AMERICAS MARKETING, LP (collectively, "Debtor") Case No. 03-46590 (DML)
Claim #: 6483 and 6484

POTOMAC ELECTRIC POWER COMPANY, its successors and assigns ("Seller"), for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, does hereby unconditionally and irrevocably sell, transfer and assign unto:

_______________________________ _______________________________ _______________________________ Attn: _______________________________ Phone: _______________________________

its successors and assigns ("Buyer"), all rights, title and interest in and to the above-referenced claims of Seller in the aggregate principal amount of $105,000,000.00 ("Claim") against the Debtor in the Bankruptcy Court, or any other court with jurisdiction over the bankruptcy proceedings of the Debtor.

Seller hereby waives any objection to the transfer of the Claim to Buyer on the books and records of the Debtor and the Bankruptcy Court, and hereby waives to the fullest extent permitted by law any notice or right to a hearing as may be imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, the Bankruptcy Code, applicable local bankruptcy rules or applicable law. Seller acknowledges and understands, and hereby stipulates that an order of the Bankruptcy Court may be entered without further notice to Seller transferring to Buyer the Claim and recognizing the Buyer as the sole owner and holder of the Claim.

You are hereby directed to make all future payments and distributions, and to give all notices and other communications, in respect of the Claim to Buyer.
IN WITNESS WHEREOF, the undersigned has duly executed this Assignment of Claim by its duly authorized representative dated December __, 2005.
POTOMAC ELECTRIC POWER COMPANY
By: ________________________________________ Name: Title: